UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 31, 2001

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

This amends and supplements the 8-K filed August 31, 2001. The consideration paid for Osborn Group, Inc. was determined pursuant to arms length negotiations. The financial statements required by Item 7 are not included and will be filed by amendment not later than November 14, 2001.

Item 2. Acquisition of assets

LabOne, Inc. TO ACQUIRE OSBORN GROUP, INC. FROM CHOICEPOINT, INC.

Acquisition Further Strengthens LabOne's position as a leading provider of Cost Effective and Competitive Risk Assessment Services to the Life Insurance Industry.

LabOne Receives Financing Facility Totaling $80 Million
From Welsh, Carson, Anderson & Stowe.

LENEXA, Kan.--Aug. 31, 2001--LabOne, Inc. (NASDAQ: LABS), today announces the acquisition of Osborn Group, Inc., Olathe, Kan., a wholly-owned subsidiary of ChoicePoint, Inc. (NYSE:CPS), for $49 million in cash. Osborn Group is a leading provider of risk assessment services to the life insurance industry, with approximately $37 million in annual revenue.

LabOne is a leading provider of risk assessment services to the insurance industry, laboratory testing and other services for the healthcare industry and substance abuse testing services for employers. Its risk assessment services include high-quality laboratory testing, investigative services, teleunderwriting, underwriting case management, and paramedical examinations. These services provide critical data for the underwriting of insurance policies and claims processing. With this acquisition, LabOne will have a combined revenue base of $250 million and will annually perform laboratory testing for approximately 10 million individuals for its risk assessment, healthcare and substance abuse testing clients. Due to operational overlap, LabOne expects to generate $5 to $10 million of annual cost savings from the acquisition.

"We are excited about the opportunity that this acquisition provides for LabOne and Osborn customers, employees, and our shareholders," said W. Thomas Grant II, the chairman, president and CEO of LabOne. "The combination of these two companies will allow us to utilize excess laboratory capacity and integrate our services and information technology platforms providing a broader array of services for our customers."

Welsh, Carson, Anderson & Stowe (WCAS) will invest a total of $50 million in preferred equity and subordinated debt in LabOne to fund the acquisition and related expenses of the transaction. In addition, WCAS maintains a right of first refusal to invest an additional $30 million in LabOne to fund future acquisitions. WCAS will invest $14 million in convertible preferred equity, $21 million in preferred equity, and $15 million in subordinated debt. The convertible preferred equity will be a Series B Convertible Preferred Stock, which will have a conversion price of $8.32 and a coupon of 8.0%, payable in kind. The preferred equity will have a coupon of 18%, payable in kind and upon receipt of shareholder approval, will convert to Series B Convertible Preferred Stock. The subordinated debt will pay a cash coupon of 11%. In addition, WCAS will receive 350,000 warrants with a nominal strike price.

LabOne will immediately seek a board-recommended vote from its shareholders to convert the preferred equity to Series B Convertible Preferred Stock, which will allow WCAS to directly nominate or elect three members and jointly nominate another member of a newly constituted seven-member board of directors. Of the three WCAS board members, up to two may be directly elected by WCAS and the other(s) may be nominated by WCAS for election by the common shareholders. Upon shareholder approval, WCAS will hold approximately 29% of the outstanding equity of the Company. Additionally, the executive committee of the new board of directors will be composed of W. Thomas Grant II, James R. Seward, currently a director, and Paul B. Queally, WCAS.

"We are excited to have a world-class firm like Welsh, Carson, Anderson, & Stowe as our partner," said Mr. Grant. "The firm's extensive healthcare investing experience, market credibility, and significant capital resources will greatly enhance our ability to execute our long-term growth strategy. They have proven to be excellent partners in the building of healthcare companies and creating value for all shareholders."

"We are very enthusiastic about the opportunity to partner with LabOne in this transaction, which creates an exciting and well-positioned services company," said a WCAS spokesperson. "LabOne is already a preeminent provider of risk assessment services and this transaction will enhance its strategic position and create additional growth opportunities."

About LabOne, Inc.
LabOne is a national laboratory testing and information service provider with three divisions: risk assessment services, healthcare and substance abuse testing. The risk assessment division, with its ExamOne and SBSI subsidiaries, provides proprietary information technologies CaseView and LabOne NET(TM), and CaseOne case management service, to life and health insurance companies. These services include laboratory test results, paramedical examinations, attending physician statements, motor vehicle reports, background inspections and personal history interviews. LabOne's healthcare division provides medical diagnostic testing and related services to physicians and managed care organizations, and to benefit providers through its unique Lab Card® employee benefit program. The healthcare division's disease management reporting is specifically designed to provide managed care clients with HEDIS data necessary for their NCQA accreditation. The company's substance abuse testing division provides drug testing services to Fortune 1000 employers and markets Intercept(TM), the oral fluid drug test, in the workplace drug testing market. The company's web site is located at www.LabOne.com.

About Welsh, Carson, Anderson, & Stowe
Welsh, Carson, Anderson, & Stowe, a New York based private equity firm founded in 1979, has organized 12 partnerships with total capital of $12 billion. WCAS focuses on three industries: telecommunications, information services and healthcare. Some of WCAS' healthcare portfolio companies include Triad Hospitals Inc., Pediatrix Medical Group Inc., Select Medical Corp., MedCath Corporation, Fresenius Medical Care AG, and United Surgical Partners Inc.

Forward-Looking Statements

This press release contains "forward-looking statements," including, but not limited to, assumptions, estimates and projections concerning cost savings and revenue and earnings growth. Forward-looking statements often can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "could," "intends," "plans," "estimates," "anticipates," variations thereof, or similar expressions. These statements are not guarantees of the future performance and the Company's future results of operations, financial condition and business operations may differ materially from those expressed in these forward-looking statements. Many factors could cause actual results to differ materially from those that may be expressed or implied in such forward-looking statements, including, but not limited to, the ability to achieve labor and other cost reductions, the ability to integrate the laboratory and other operations of the companies, the ability to retain customers of Osborn, general economic conditions and other factors detailed from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission. Investors are cautioned not to put undue reliance on any forward-looking statement.

Item 7. Exhibits
2.    Stock Purchase Agreement, dated August 31, 2001, between the Registrant and ChoicePoint Inc. and ChoicePoint Services Inc.

99.   Transition Services Agreement between LabOne, Inc. and ChoicePoint Services Inc. dated August 31, 2001.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: September 14, 2001	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer

Date: September 14, 2001	By /s/ Kurt E. Gruenbacher Kurt E. Gruenbacher V.P. Finance, Chief Accounting Officer and Treasurer